M-Wave, Inc. Appoints Special Committee of Board to Review Strategic Options or Sale

Mayer Appointed Interim CEO/CRO

WEST CHICAGO, IL -- 10/28/2005 -- M-Wave, Inc. (NASDAQ: MWAV), a provider of international electronic procurement services and a virtual manufacturer of customer-specified electronic and satellite installation components announced it had appointed a Special Committee of the Board of Directors to immediately review strategic options including the sale or merger of all or part of the Company.

In connection with this action, the Board appointed Jim Mayer, its former CEO as the Interim CEO and Chief Restructuring Officer, replacing Joe Turek, the firm's current CEO who now assumes the role of Chief Operating Officer, but continues as Chairman of the Board. "Jim and I have worked well together in the past, and this now allows us to concentrate on the areas where we can best serve the company and its shareholders," remarked Joe Turek.

The Special Committee of the Board is composed of independent directors that include Bruce Nelson, also M-Wave's chairman of its audit committee; Glenn Norem, who is chairman of its compensation committee and Gary Castagna, the former chairman of the audit committee. The Special Committee will be tasked with hiring the requisite third party professionals to effectuate the goals of a sale, merger, or other strategic option; vetting proposals brought forward by outsiders or insiders; reviewing alternative financing options and assuring fairness in any transaction effectuated.

"We are committed as a company to achieving shareholder value, and these steps we're taking are an indication that the status quo is no longer acceptable. We now have committed, engaged directors and an action-oriented management ready to take appropriate measures to streamline and boldly move the Company forward," stated Jim Mayer.

The Company expects to report further news as it becomes available.

About M-Wave, Inc.

M-Wave provides supply chain services and sources printed circuit boards, custom electronic components and direct broadcasting satellite parts domestically and from Asia. M-Wave's Electro-Mechanical Group division (EMG) sources high-performance printed circuit boards and custom and engineered electronic components from original equipment manufacturers and contract manufacturers in Asia and the US. The products are used in a wide range of telecommunications and industrial electronics products. EMG also offers domestic and international supply chain services and annual forecast financing for its middle market customers. M-Wave's DBS division, d/b/a JVI Technologies, is a virtual manufacturer and global supplier of parts to customers in the Digital Broadcasting Satellite industry, including DIRECTV®, DISH NETWORK®, SKY®, STAR CHOICE®, and other global satellite providers. M-Wave entered into this business in early 2005 when it acquired Jayco Ventures Inc. M-Wave's common stock trades on the NASDAQ SmallCap market under the symbol MWAV. M-Wave's website is located at www.mwav.com. M-Wave DBS, Inc.

The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties as described by M-Wave's periodic filings with the SEC. Actual results may differ materially depending on a variety of factors, including, but not limited to the following: the achievement of M-Wave's projected operating results, the achievement of efficient volume production and related sales revenue, the ability to integrate acquired companies into M-Wave's existing business, and the ability of M-Wave to identify and successfully pursue other business opportunities. Additional information with respect to the risks and uncertainties faced by M-Wave may be found in, and the prior discussion is qualified in its entirety by, the Risk Factors contained in the company's filings with the Securities and Exchange Commission including M-Wave's Report on Form 10-KSB for the year ended December 31, 2004, its Forms 10-QSB, and other SEC filings.

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